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July 17, 1997

Delta Financial Corporation
1000 Woodbury Road, Suite 200
Woodbury, New York  11797
and the Guarantors listed
on Schedule A

Re:      Registration Statement on Form S-1 (No. 333-28643)

Ladies and Gentlemen:

We have acted as counsel to Delta Financial Corporation, a Delaware corporation (the "Corporation"), and the Guarantors listed on Schedule A hereto (the "Guarantors") in connection with the preparation and filing of the above-captioned Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the registration (i) by the Corporation of $150,000,000 aggregate principal amount of its unsecured senior notes (the "Notes") and (ii) by each of the Guarantors of certain guarantees of the Notes (each, a "Subsidiary Guarantee" and together with the Notes, the "Securities"). This opinion letter is Exhibit 5 to the Registration Statement.

We have examined copies of the Certificate of Incorporation and the Bylaws of the Corporation and each of the Guarantors, each as amended to date, the Registration Statement (including the exhibits thereto), the minutes of various meetings of the Board of Directors of the Corporation and each of the Guarantors, and the originals, copies or certified copies of all such records of the Corporation and each of the Guarantors, and all such agreements, certificates of public officials, certificates of officers and representatives of the Corporation, each of the Guarantors or others, and such other documents, papers, statutes and authorities as we have deemed necessary to form the basis of the opinion hereinafter expressed. In such examination, we have assumed the genuineness of signatures and the conformity to original documents of the documents supplied to us as copies. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers of the Corporation, each of the Guarantors and others.

Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York and we do not express any opinion herein concerning any law other than the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

Based upon and subject to the foregoing, we are of the opinion that the Securities, when sold in accordance with the Registration Statement, will be validly issued and outstanding.


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July 17, 1997
Page 2

We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus. We further consent to your filing a copy of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

STROOCK & STROOCK & LAVAN LLP



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                                   SCHEDULE A

Delta Funding Corporation
1000 Woodbury Road, Suite 200
Woodbury, New York  11797

DF Special Holdings Corporation
1000 Woodbury Road, Suite 200
Woodbury, New York  11797

Fidelity Mortgage, Inc.
c/o 1000 Woodbury Road, Suite 200
Woodbury, New York  11797

Fidelity Mortgage (Florida), Inc.
c/o 1000 Woodbury Road, Suite 200
Woodbury, New York  11797